Exhibit 10.5

SENIOR MEZZANINE PLEDGE AND SECURITY AGREEMENT

THIS SENIOR MEZZANINE PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of September 29, 2006, made by SW 109 Wagon Wheel SM LLC, a Delaware limited liability company (“Pledgor”), and Behringer Harvard Alexan Nevada, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”).

RECITALS

A.                                   Lender has agreed to make a loan (the “Loan”) to Pledgor in the original principal amount of Six Million Nine Hundred Thousand Dollars ($6,900,000) pursuant to the terms of that certain Loan Agreement, dated of even date herewith, between Pledgor and Lender (herein, as the same may be amended or restated from time to time, the “Loan Agreement”); and

B.                                     Pledgor is the sole member and the legal and beneficial owner of one hundred percent (100%) of the membership interests in SW 106 Wagon Wheel Holdings LLC, a Delaware limited liability company (the “Mortgagor”), which is the owner in fee simple of the Property (as defined in the Loan Agreement); and

C.                                     One of the conditions precedent to the Lender’s making of the Loan under the Loan Agreement is Pledgor’s execution and delivery of this Agreement; and

D.                                    Pledgor and Mortgagor shall derive substantial direct and indirect benefits from the Loan.

NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.                                       Recitals; Definitions. The recitals set forth above are true and correct and are incorporated herein by reference. Capitalized terms not defined herein but which are defined in the Uniform Commercial Code as in effect from time to time in the State of Nevada (the “UCC”) shall have the meanings given them in Article 8 or Article 9, as applicable, thereof. Other capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Agreement, in each case unless the context clearly requires otherwise.

2.                                       Pledge.

(a)                                  Grant of Security Interest. As collateral security for the Indebtedness and the performance of all obligations under the Loan Documents, Pledgor presently and irrevocably pledges, hypothecates, assigns, delivers and transfers to the Lender, and grants to the Lender a continuing first priority security interest in, all of its right, title and interest in and under the following property (collectively, the “Collateral”) whether now owned or hereafter acquired or coming into existence:

(i)                                     all of Pledgor’s right, title and interest, whether direct or indirect, whether legal, beneficial or economic, and whether fixed or contingent, (i) as the sole member in and to the Mortgagor, including, without limitation, Pledgor’s right to vote on Mortgagor matters and Pledgor’s rights, now existing or hereafter arising or acquired, to receive from time to time its share of profits, losses, income surplus, return of capital, proceeds, fees, preferences, payments or distributions from Mortgagor (Pledged Interest”);

(ii)                                  all Instruments, certificates, or other writings evidencing Pledgor’s Pledged Interest;

(iii)                               all of Pledgor’s right, title and interest in, to and under that certain Operating Agreement, dated as of August 28, 2006, executed by Pledgor (as amended in accordance with the terms of the Loan Agreement, the “Operating Agreement”) and the other organizational documents of Mortgagor;

(iv)                              all of Pledgor’s right, title and interest in, to and under all General Intangibles relating to or arising out of any of the foregoing; and

(v)                                 all Proceeds of any of the foregoing.

(b)                                 Security for Obligations. This Agreement secures (i) the Indebtedness and (ii) all obligations of Pledgor under the Loan Agreement, the Note and all of the other Loan Documents (collectively, the “Secured Obligations”).

(c)                                  Perfection of Security Interest. In furtherance of the grant of the pledge and security interest pursuant to Section 2(a) above, Pledgor hereby agrees with Lender as follows:

(i)                                     If the Pledged Interest is not currently represented or evidenced by certificates or Instruments, Pledgor shall, upon the execution of this Agreement (A) cause the Mortgagor to create a registration book for the registration of all ownership interests in Mortgagor and cause Mortgagor to register in such book Pledgor’s pledge of the Pledged Interest to Lender together with the notation that all distributions are to be disbursed to Lender as required under this Agreement, and (B) cause the Mortgagor to agree to comply with any and all unilateral directions and other Instructions from Lender concerning such Pledged Interest given in accordance with this Agreement, without any further consent of (or regardless of contrary instructions of) Pledgor or any other person.

(ii)                                  Concurrently with the execution and delivery of this Agreement, Pledgor is delivering to Lender an assignment of membership interest in blank (the “Assignment of Interest”), in the form set forth on Exhibit A hereto, for the Pledged Interest, transferring all of the Pledged Interest in blank, duly executed by Pledgor and undated. Lender shall have the right, at any time in its discretion upon the occurrence and during the continuance of an Event of Default pursuant to Section 6(a) below, to transfer to, and to designate on the Assignment of Interest, any Person to whom the Pledged Interest is sold in accordance with the provisions hereof.

(iii)                               To the extent the Pledged Interest hereafter is represented or evidenced by certificates, Instruments or other writings (other than the Operating Agreement) whether in bearer or registered form, Pledgor shall within three (3) days of receipt of any such certificates, Instruments or other writings (A) deliver to Lender such certificates, Instruments or other writings, as applicable and (B) deliver to Lender all necessary powers, instruments of transfer or assignment, each undated and duly executed in blank.

(iv)                              Regardless of whether the Collateral is represented or evidenced by certificates, Instruments or other writings, Pledgor shall do all other acts and deliver such other documents, and cause Mortgagor to do the same, as Lender reasonably deems necessary or desirable (or as are otherwise required by the laws of the jurisdiction governing perfection, the effect of perfection or nonperfection or the priority of Lender’s security interest) in order to perfect such security interest in the Collateral. In furtherance of the foregoing, Pledgor hereby authorizes Lender to file such UCC financing statements against Pledgor as Lender shall deem necessary or desirable containing a description of the Collateral pledged by Pledgor sufficient to satisfy the requirements of Article 9 of the UCC (the “UCC Financing Statements”).

(d)                                 Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of all Indebtedness. Upon the payment in full of all Indebtedness, the security interests granted herein shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, the Lender shall, at Pledgor’s sole expense, deliver to Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates, Instruments and other writings representing or evidencing all Collateral then held by the Lender hereunder, if any, and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

3.                                       Representations and Warranties. As of the date hereof Pledgor represents and warrants as follows:

(a)                                  Organization; Authorization. Pledgor is a limited liability company which has been duly formed and is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of Nevada. Pledgor has full limited liability company power and authority to execute this Agreement and to undertake and consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by or on behalf of Pledgor and constitutes the legal, valid and binding obligation of Pledgor and is enforceable against Pledgor in accordance with its terms, subject, as to enforceability, to the effect of applicable bankruptcy, insolvency and other similar laws limiting the enforcement of creditors’ rights generally and to general principles of equity.

(b)                                 Agreement Will Cause No Defaults. The execution, delivery and performance of this Agreement by Pledgor does not and will not violate, or contravene (i) any term or provision of the organizational documents of Pledgor or any resolution or vote of Pledgor, (ii) any existing license, indenture or other material contract or agreement binding upon Pledgor or (iii) any existing law, statute, regulation, order, decree or judgment applicable to Pledgor or its property.

(c)                                  Ownership, No Liens, etc. Pledgor is the legal, record and beneficial owner of, and has good and marketable title to the Collateral in which it grants a security interest to Lender under this Agreement, free and clear of all liens, security interests, options or other charges or encumbrances, other than the security interest granted pursuant hereto. Pledgor is the sole member of Mortgagor.

(d)                                 As to Pledged Interest. The Pledged Interest is duly authorized and validly issued, and are fully paid and non-assessable and constitute all of the issued and outstanding membership interests in Mortgagor. The Pledged Interest (i) is not “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC) and (ii) is not credited to a “securities account”  within the meaning of Section 8-501(a) of the UCC.

(e)                                  Perfection. Upon the filing of the UCC Financing Statements referred to in Section 2(c)(iv), the security interest granted pursuant to this Agreement will constitute a valid, perfected first priority security interest in the Collateral and related proceeds, enforceable against all creditors of Pledgor and any persons purporting to purchase any Collateral or receive any related proceeds from Pledgor, subject to the limitations in the UCC.

(f)                                    Authorization, Approval, etc. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other person is required either:

(i)                                     for the execution, delivery, and performance of this Agreement by Pledgor (other than any authorizations and approvals that have already been received or actions that have already been taken), or

(ii)                                  for the exercise by the Lender of (1) the voting and other rights provided for in this Agreement or (2) except as may be required in connection with a disposition of the Pledged Interest by laws relating to the offering and sale of securities generally, the remedies provided for in respect of the Collateral pursuant to this Agreement.

4.                                       Covenants.

(a)                                  Protect Collateral. Pledgor agrees that it will own at all times during the term of the Loan one hundred percent (100%) of the ownership interests in Mortgagor. Pledgor agrees that it shall not sell, assign, transfer, pledge or encumber in any other manner the Collateral (except for the pledge to Lender hereunder or an assignment to Lender or its designee pursuant to the Assignment of Membership Interests). Pledgor shall warrant and, at Pledgor’s expense, defend the right and title herein granted unto the Lender in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all persons whomsoever.

(b)                                 Further Assurances. Pledgor shall, at Pledgor’s expense (i) promptly execute and deliver, and cause the Mortgagor to promptly execute and deliver, all further writings (including instruments of transfer or control) reasonably requested by Lender, and (ii) promptly take all further action, and cause the Mortgagor to promptly take all further action, that the Lender may reasonably request; in each case, in order to perfect and protect and maintain the perfection and priority of any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the rights and remedies under Section 7(b).

(c)                                  Organizational Documents. Pledgor agrees that it shall not amend or restate the operating agreement or certificate of formation of Mortgagor without Lender’s consent including but not limited to changing the location of its principal place of business or chief executive office, its name or reorganizing under the laws of another jurisdiction.

(d)                                 Consents. Pledgor shall execute and deliver to Lender, upon its request at the time Lender exercises its remedies, any document required under the organizational documents of Pledgor or otherwise reasonably deemed necessary by Lender in order to evidence Pledgor’s consent to the Lender’s exercising of its remedies under this Agreement, including those set forth in Section 7(a) hereof wherein Lender becomes the record, legal and beneficial owner of the Collateral pledged under this Agreement.

(e)                                  Pledged Interest. The Pledged Interest (i) will not become “financial assets” (within the meaning of Section 8-101(a)(9) of the UCC) and (ii) will not be credited to a “securities account” (within the meaning of Section 8-501(a) of the UCC). The parties agree that the Pledged Interest constitutes “general intangibles” (as defined in Section 9-102 of the UCC); and Pledgor agrees that the Pledged Interest is not and will not be investment company securities within the meaning of Section 8-103 of the UCC.

(f)                                    Taxes and Assessments. Pledgor shall pay, and hold Lender harmless from any liabilities with respect to payment of, any taxes or assessments which may be payable with respect to the Collateral (except any taxes or assessments arising after foreclosure) or in connection with any of the interests in Collateral created by this Agreement.

(g)                                 Issuance of Interests or Securities. Without the prior written consent of Lender, Pledgor shall not directly or indirectly vote to enable, or take any other action to permit, Mortgagor to issue any limited liability company interests or to issue additional securities convertible into or granting the right to purchase or exchange for any interests of or in Mortgagor.

5.                                       The Lender.

(a)                                  Lender Appointed Attorney-in-Fact. Pledgor hereby irrevocably appoints the Lender as Pledgor’s attorney-in-fact, with full power and authority in the name and place of Pledgor or otherwise, (i) to take any action and to execute any instrument which the Lender may deem necessary or advisable to perfect the security interest granted hereby and (ii) after an Event of Default, to exercise any and all of its rights and remedies hereunder as the legal, record and beneficial owner of the Pledged Interest. The power of attorney granted pursuant to this Section 5 is coupled with an interest and is irrevocable.

(b)                                 Lender May Perform. If Pledgor fails to perform any agreement contained herein, and such failure either (i) becomes an Event of Default or (ii) prior to becoming an Event of Default continues for twenty (20) days after Lender gives written notice to Borrower to cure, the Lender may cause the same to be performed and the Lender’s reasonable expenses incurred in connection therewith shall be payable by Pledgor.

(c)                                  Lender Has No Duty. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession, the Lender shall have no duty with respect to any Collateral.

6.                                       Event of Default. As used in this Agreement, an “Event of Default” shall mean the occurrence of any one or more of the following:

(a)                                  any failure in the observance or performance by Pledgor of any of its obligations, covenants or duties hereunder which continues for a period of 30 days after written notice of such failure by Lender to Pledgor, or if such failure is not reasonably susceptible of cure within such 30 day period and if Pledgor promptly commences such cure within such 30 day period and diligently prosecutes the same to completion, then the cure period shall be extended for such period of time as may be reasonably necessary to effect a cure but in no event shall such period exceed 90 days; or

(b)                                 any representation or warranty made by Pledgor herein proves to be false or misleading in any material respect as of the date it is made; or

(c)                                  the occurrence of an Event of Default as defined in the Loan Agreement or in the Note.

7.                                       Remedies.

(a)                                  Certain Remedies. If any Event of Default shall have occurred and be continuing:

(i)                                     Lender shall have the right, without any further action or consent of Pledgor to immediately direct the Mortgagor to identify the Lender or its designee on its books and records as the record, legal and beneficial owner of the Pledged Interest in full substitution of Pledgor. The Lender or its designee shall thereafter have the sole right to exercise all rights, privileges, options and powers relating to the Pledged Interests.

(ii)                                  The Lender shall have the right, without the necessity of becoming the record and legal owner of the Pledged Interest as provided in Section 7(a)(i), to exercise in its sole discretion the voting power and all other rights of ownership with respect to any Pledged Interests. All proceeds of the Collateral shall immediately be paid to Lender and shall be applied by Lender in accordance with the terms hereof.

(iii)                               The Lender shall have all of the rights and remedies of a secured party under the UCC. In the exercise of such rights and remedies Lender may, without notice except as specified below, sell the Collateral or any part thereof at one or more public or private sales held at any of the Lender’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem reasonable. Pledgor agrees that any private sale may result in prices and other terms less favorable then if such sale were a public sale. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)                                 Compliance with Restrictions. In any public or private sale of any of the Collateral, the Lender is authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to comply with, or otherwise avoid any violation of applicable law regarding any public or private sale, including any required approval of the sale or of the purchaser by any governmental regulatory authority or official. Such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner. The

Lender shall not be liable or accountable to Pledgor for any price reduction resulting from, or expense incurred as a result of, Lender’s compliance with any such limitation or restriction. The Lender shall be under no obligation to delay any sale of any of the Collateral for the period of time necessary to permit the Mortgagor or Pledgor to register such Collateral for public sale under the Securities Act of 1933, as amended from time to time, or under applicable state securities laws.

(c)                                  Application of Proceeds. All cash proceeds received by the Lender in respect of any sale of all or any part of the Collateral shall be applied by the Lender, in the following order, against (i) any reasonable attorneys fees or other expenses incurred in connection with any collection or sale and (ii) all or any part of the Secured Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Secured Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

(d)                                 Additional Rights. Subject to Section 8(m) hereof, in addition to the rights set forth above, Pledgor shall have and may exercise all other rights conferred by law or existing under this Agreement and may resort to any remedy existing at law or in equity for the collection of the Indebtedness and for the enforcement of the covenants and agreement contained herein.

(e)                                  Remedies Cumulative. No remedy or right of the Lender hereunder, under any of the Loan Documents or otherwise available under applicable law or in equity, shall be exclusive of any other right or remedy. Each such remedy or right shall be in addition to every other remedy or right now or hereafter existing under applicable law or in equity. No delay in the exercise of, or omission to exercise, any remedy or right after any Event of Default shall impair any such remedy or right or be construed as a waiver of any such Event of Default or an acquiescence thereto, nor shall it affect any subsequent Event of Default of the same or different nature. Every remedy or right may be exercised concurrently or independently and when and as often as may be deemed necessary by Lender.

8.                                       Miscellaneous

(a)                                  Amendments. No amendment to or waiver of any provision of this Agreement nor consent to any departure herefrom shall in any event be effective unless the same shall be in writing and signed by the parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

(b)                                 Protection of Collateral. The Lender may take any action which the Lender reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein if in Lender’s judgment such action is necessary to avoid immediate harm to Lender or impairment of the Collateral.

(c)                                  Notices. Any notice, election, communication, request, approval or other document or demand required or permitted under this Agreement shall be in writing and shall be given in the manner provided in the Loan Agreement. The addresses of the parties for such purpose (subject to change upon notice) are as follows:

If to Lender:	Behringer Harvard Alexan Nevada, LLC
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Attention: Chief Legal Officer
Facsimile: (214) 655-1610

with copy to:	Powell & Coleman, L.L.P.
8080 North Central Expressway, Suite 1380
Dallas, Texas 75206
Attention: Carol D. Satterfield
Facsimile: (214) 373-8768

If to Pledgor:	SW 109 Wagon Wheel SM LLC
Attention: Timothy J. Hogan
2001 Bryan Street, Suite 3700
Dallas, Texas 75201
Facsimile: (214) 922-

with copy to:	Michael K. Ording
Jones Day
325 John H. McConnell Blvd., Suite 600,
Columbus, Ohio 43215
Facsimile: (614) 461-4198

(d)                                 Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

(e)                                  Severability. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(f)                                    Entire Agreement. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

(g)                                 Governing Law. This Agreement shall be governed by, and construed in accordance with, the substantive law of the State of Nevada without regard to the application of choice of law principles. Pledgor and Lender each hereby consent to the personal jurisdiction of the state courts of the State of Nevada located in Clark County, Nevada in any action that may be commenced to enforce rights hereunder.

(h)                                 Waiver of Jury Trial. PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT PLEDGOR MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, OR ANY OTHER STATEMENTS OR ACTIONS RELATED HERETO. PLEDGOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE LENDER TO DISBURSE THE LOAN AND TO ENTER INTO THE OTHER LOAN DOCUMENTS. BY ITS ACCEPTANCE OF THIS AGREEMENT LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT LENDER MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, OR ANY OTHER STATEMENTS OR ACTIONS RELATED HERETO.

(i)                                     Successors and Assigns. This Agreement shall inure to the benefit of and shall bind Pledgor and Lender and their respective successors, assigns and representatives.

(j)                                     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same document.

(k)                                  Irrevocable Authorization and Instruction to Mortgagor. Pledgor authorizes and instructs the Mortgagor to comply with any instruction received by it from Lender concerning the Collateral to the extent authorized by this Agreement.

(l)                                     Sole and Absolute Discretion. Any option, consent, approval, discretion or similar right of Lender set forth in this Agreement may be exercised by Lender in its sole, absolute and unreviewable discretion, unless the provisions of this Agreement specifically require another standard for such option, consent, approval, discretion or similar right.

(m)                               Pledgor Exculpation. Pledgor’s liability in connection with this Agreement (including Pledgor’s liability for all amounts due hereunder) is collectible only from the Collateral against which a security interest is created by the Pledge Agreement. In no case will any person who holds a direct or indirect ownership interest in Pledgor, or any officer, director, manager, trustee, employee, agent or affiliate of Pledgor or any such direct or indirect owner, have any responsibility for Pledgor’s obligations in connection with this Agreement (including Pledgor’s liability for any amounts due hereunder); provided, however, that nothing in this Section 8(m) limits the liability of any person under a guaranty or other agreement executed by such person.

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

PLEDGOR

SW 109 WAGON WHEEL SM LLC, a Delaware limited liability company, its sole member

By:	SW 108 Wagon Wheel JM LLC, a Delaware limited liability company, its sole member

	By:	SW 105 Wagon Wheel Limited Partnership, a Delaware limited partnership, its sole member

		By:	SW 104 Development GP LLC, a Delaware limited liability company, its general partner

By:
Timothy J. Hogan, Vice President

LENDER

Behringer Harvard Alexan Nevada, LLC, a
Delaware limited liability company

By:
Gerald J. Reihsen, III
Secretary

EXHIBIT A

FORM OF ASSIGNMENT OF MEMBERSHIP INTEREST

ASSIGNMENT OF MEMBERSHIP INTEREST dated as of                                   , 2006, made by SW 109 Wagon Wheel SM LLC, a Delaware limited liability company (together with its successors and assigns, the “Assignor”) to                                                                                                                                (the “Assignee”).

RECITALS

The undersigned has entered into the Pledge and Security Agreement dated as of September 29, 2006 (such Agreement, as it may be amended or otherwise modified from time to time, the “Pledge Agreement”), with Behringer Harvard Alexan Nevada, LLC, a Delaware limited liability company (“Lender”). Unless otherwise noted, terms defined in the Pledge Agreement are used herein as defined therein.

The Assignor is the sole member owning 100% of the membership interests of SW 106 Wagon Wheel Holdings LLC, a Delaware limited liability company (the “Company”) existing under and evidenced by the Operating Agreement of the Company dated as of August 28, 2006 (such agreement, as it may be amended, supplemented or otherwise modified from time to time, the “Operating Agreement and the Assignor, as the sole member thereof, has certain rights, title and interest in and to the Company, including, without limitation, rights to receive income, distributions, profits, gains and losses, and to vote and/or manage the Company, all as and to the extent provided in the Operating Agreement (collectively, the “Interest”).

Lender has required that the Assignor shall have executed and delivered this Assignment.

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1)              Assignment and Acceptance of Assigned Interest. As of the Effective Date (as defined in Section 7), the Assignor hereby sells, transfers, conveys and assigns (without recourse and, except as expressly set forth herein, representation or warranty) (collectively, the “Assignment”) to the Assignee all of the Assignor’s right, title and interest in and to the Interest and of its rights under the Operating Agreement, including, without limitation, all its (a) rights to receive moneys due and to become due under or pursuant to the Operating Agreement, (b) rights to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Operating Agreement, (c) claims for damages arising out of or for breach of or default under the Operating Agreement, and (d) rights to perform thereunder and to compel performance, and otherwise exercise all rights and remedies thereunder. Assignor’s right, title and interest in the Interest and of the Assignor’s rights under the Operating Agreement that are being assigned to the Assignee pursuant to this Agreement are hereinafter referred to as the “Assigned Interest”. The Assignee, upon the execution of this Assignment, hereby accepts from the Assignor the Assigned Interest and agrees to become a successor member of the Company in the place and stead of the Assignor to the extent of the Assigned Interest and to be bound by the terms and provisions of the Operating Agreement.

2)              Representations and Warranties of the Assignor. The Assignor represents to Lender, as of the date of this Assignment, and to Lender and the Assignee as of the Effective Date, that:

a.               This Assignment has been duly executed and delivered by the Assignor and is a valid and binding obligation of the Assignor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity; and

b.              The Assignor is the sole owner of the Assigned Interest free and clear of any liens, except for the liens created by the Pledge Agreement.

3)              Filings. On or as soon as practicable after the Effective Date, the Assignee shall file and record or cause to be filed and recorded with all proper offices or agencies all documents and instruments required to effect the terms herein, if any, including, without limitation, (a) this Assignment and (b) any limited liability company and assumed or fictitious name certificate or certificates and any amendments thereto.

4)              Future Assurances. Each of the Assignor and the Assignee mutually agrees to cooperate at all times from and after the date hereof with respect to any of the matters described herein, and to execute such further deeds, bills of sale, assignments, releases, assumptions, notifications or other documents as may be reasonably requested for the purpose of giving effect to, evidencing or giving notice of the assignment evidenced hereby.

5)              Successors and Assigns. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

6)              Modification and Waiver. No supplement, modification, waiver or termination of this Assignment or any provisions hereof shall be binding unless it is executed in writing by all parties hereto and the original of such writing has been delivered to each party.

7)              Counterparts. Any number of counterparts of this Assignment may be executed. Each counterpart will be deemed to be an original instrument and all counterparts taken together will constitute one agreement. Delivery of an executed counterpart of a signature page to this Assignment by telecopier shall be as effective as delivery of a manually executed counterpart of this Assignment.

8)              Execution; Effective Date. This Assignment will be binding and effective and will result in the assignment of the Assigned Interest on the date first written above (the “Effective Date”).

9)              Governing Law. This Assignment will be governed by the laws of the State of Nevada without regard to the application of choice of law principles.

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IN WITNESS WHEREOF, the Assignor has caused this Assignment to be executed and delivered.

ASSIGNOR:

SW 109 WAGON WHEEL SM LLC, a Delaware limited liability company, its sole member

By:	SW 108 Wagon Wheel JM LLC, a Delaware limited liability company, its sole member

	By:	SW 105 Wagon Wheel Limited Partnership, a Delaware limited partnership, its sole member

		By:	SW 104 Development GP LLC, a Delaware limited liability company, its general partner

By:
Timothy J. Hogan, Vice President